AMENDMENT SEVEN

TO

FUND ACCOUNTING AGREEMENT

This Amendment Seven (the “Amendment”) to the Fund Accounting Agreement is made as of this 16th day of November, 2017, by and among Hartford Funds Management Company, LLC, a Delaware limited liability company, and each of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., Hartford Funds Master Fund, and Hartford Funds NextShares Trust  on behalf of their respective series listed on Schedule A (together with the series listed on Schedule A, the “Funds”).

WHEREAS, the parties hereto have entered into a Fund Accounting Agreement (the “Agreement”) dated as of December 31, 2014, as amended; and

WHEREAS, the parties hereto wish to amend the Agreement in order to revise the list of Funds covered by the Agreement.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.              Effective as of November 16, 2017, the Hartford Funds NextShares Trust, a Delaware statutory trust, is added as a party to the Agreement.

2.              Amendment of Schedules A and B.  Schedules A and B of the Agreement are hereby amended by deleting them in their entirety and replacing them with Schedules A and B attached hereto.

3.              Except as modified hereby, the Agreement shall remain in full force and effect.

1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

The Hartford Mutual Funds, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

The Hartford Mutual Funds II, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

Hartford Series Fund, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

Hartford HLS Series Fund II, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

Hartford Funds Master Fund

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

Hartford Funds NextShares Trust

By:	/s/ Laura S. Quade
Laura S. Quade
Vice President

Hartford Funds Management Company, LLC

By:	/s/ Gregory A. Frost
Gregory A. Frost
Chief Financial Officer

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

Hartford Environmental Opportunities Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

Hartford Global Capital Appreciation Fund

Hartford Global Equity Income Fund

Hartford Global Impact Fund (a)

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

Hartford Long/Short Global Equity Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Quality Bond Fund

Hartford Real Total Return Fund

The Hartford Short Duration Fund

Hartford Small Cap Core Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

The Hartford Total Return Bond Fund

The Hartford World Bond Fund

(a) Effective on or about February 24, 2017

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

The Hartford Municipal Real Return Fund

The Hartford Small Cap Growth Fund

Hartford Quality Value Fund (formerly known as The Hartford Value Opportunities Fund)

Hartford Schroders Emerging Markets Debt and Currency Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders Global Strategic Bond Fund

Hartford Schroders International Stock Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders US Small Cap Opportunities Fund

Hartford Schroders US Small/Mid Cap Opportunities Fund

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Global Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford High Yield HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford MidCap Value HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund

Hartford Value HLS Fund

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund

Hartford Small Cap Growth HLS Fund

Hartford Small/Mid Cap Equity HLS Fund

Hartford U.S. Government Securities HLS Fund

HARTFORD FUNDS MASTER FUND

Global Impact Master Portfolio (b)

HARTFORD FUNDS NEXTSHARES TRUST

Hartford Global Impact NextShares Fund (c)

(b) Effective on or about February 24, 2017

(c) Effective on or about November 16, 2017

4

SCHEDULE B

To the Fund Accounting Agreement

MUTUAL FUND ACCOUNTING FEES

I.                Annual fee for the following Funds will be calculated at the annual rates based on the average daily Fund net assets described below :

The Hartford Balanced Income Fund(1)

The Hartford Capital Appreciation Fund(1)

The Hartford Global All-Asset Fund(1)

Hartford Global Capital Appreciation Fund(1)

The Hartford Growth Opportunities Fund(1)

Hartford Multi-Asset Income Fund(1)

The Hartford Small Company Fund(1)

The Hartford Strategic Income Fund(1)

The Hartford Total Return Bond Fund(1)

The Hartford World Bond Fund(1)

Average Daily Net Assets	Annual Fee
On First $3.5 billion	0.022%
On Next $3.5 billion	0.018%
Over $7 billion	0.015%

II.           Annual fee for the following Funds will be calculated at the annual rates based on the average daily Fund net assets described below :

The Hartford Balanced Fund(1)

Hartford Balanced HLS Fund(2)

Hartford Capital Appreciation HLS Fund(2)

Hartford Core Equity Fund(1)

The Hartford Dividend and Growth Fund(1)

Hartford Emerging Markets Equity Fund(1)

The Hartford Emerging Markets Local Debt Fund(1)

Hartford Environmental Opportunities Fund(1)

The Hartford Equity Income Fund(1)

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund(1)

Hartford Global Equity Income Fund(1)

The Hartford Global Real Asset Fund(1)

Hartford Growth Opportunities HLS Fund(3)

The Hartford Healthcare Fund(1)

The Hartford High Yield Fund(1)

(1)  Effective November 1, 2016

(2)  Effective January 1, 2017

(3)  Effective January 1, 2017

The Hartford Inflation Plus Fund(1)

Hartford International Equity Fund(1)

The Hartford International Growth Fund(1)

The Hartford International Opportunities Fund(1)

The Hartford International Small Company Fund(1)

The Hartford International Value Fund(1)

Hartford Long/Short Global Equity Fund(1)

The Hartford MidCap Fund(1)

The Hartford MidCap Value Fund(1)

The Hartford Quality Bond Fund(1)

Hartford Real Total Return Fund(1)

The Hartford Short Duration Fund(1)

Hartford Small Cap Core Fund(1)

The Hartford Small Cap Growth Fund(1)

Hartford Small Cap Growth HLS Fund(2)

Hartford Small Company HLS Fund(2)

Hartford Total Return Bond HLS Fund(2)

Hartford Quality Value Fund (formerly known as The Hartford Value Opportunities Fund) (1)

Hartford Schroders International Stock Fund(1)

Hartford Schroders Global Strategic Bond Fund(1)

Hartford Schroders Emerging Markets Equity Fund(1)

Hartford Schroders Emerging Markets Multi Sector Bond Fund(1)

Hartford Schroders International Multi-Cap Value Fund(1)

Average Daily Net Assets	Annual Fee
On First $3.5 billion	0.018%
On Next $3.5 billion	0.014%
Over $7 billion	0.010%

III.      Annual fee for the following Funds will be calculated at the annual rates based on the average daily Fund net assets described below :

The Hartford Checks and Balances Fund(4)

The Hartford Conservative Allocation Fund(1)

Hartford Disciplined Equity HLS Fund(5)

Hartford Dividend and Growth HLS Fund(2)

Hartford Global Growth HLS Fund(2)

The Hartford Growth Allocation Fund(1)

Hartford Healthcare HLS Fund(2)

Hartford High Yield HLS Fund(2)

Hartford International Opportunities HLS Fund(2)

Hartford MidCap HLS Fund(2)

Hartford MidCap Value HLS Fund(2)

Hartford Moderate Allocation Fund(1)

(4)  Effective November 1, 2016

(5)  Effective January 1, 2017

Hartford Municipal Income Fund(1)

The Hartford Municipal Opportunities Fund(1)

The Hartford Municipal Real Return Fund(1)

Hartford Municipal Short Duration Fund(1)

Hartford Small/Mid Cap Equity HLS Fund(2)

Hartford Stock HLS Fund(2)

Hartford U.S. Government Securities HLS Fund(2)

Hartford Ultrashort Bond HLS Fund(2)

Hartford Value HLS Fund(2)

Hartford Schroders US Small Cap Opportunities Fund(1)

Hartford Schroders Emerging Markets Debt and Currency Fund(1)

Hartford Schroders Tax-Aware Bond Fund(1)

Hartford Schroders US Small/Mid Cap Opportunities Fund(1)

Average Daily Net Assets	Annual Fee
On First $3.5 billion	0.014%
On Next $3.5 billion	0.012%
Over $7 billion	0.010%

IV. Annual fee for the following Funds will be $52,000:

Hartford Global Impact Fund

Hartford Global Impact NextShares Fund

V.  Annual fee for the following Fund will be calculated at the annual rates based on the average daily Fund net assets described below:

Global Impact Master Portfolio

Average Daily Net Assets	Annual Fee
On First $3.5 billion	0.018%
On Next $3.5 billion	0.014%
Over $7 billion	0.010%

Plus a tax services fee of $50,000 per year